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                                                                    EXHIBIT 23.3

                      CONSENT OF ERNST & YOUNG ACCOUNTANTS,
                              INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-82795) and related prospectus of JDS Uniphase Corporation for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated August 24, 1998, with respect to the financial statements of Philips Optoelectronics, a division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 25, 1998, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young Accountants

        Eindhoven, the Netherlands

        July 26, 1999